UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2011
The Talbots, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

One Talbots Drive
Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)
(781) 749-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement
     Item 3.03 below is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders
     On August 1, 2011, pursuant to a stockholder rights plan (the “ Rights Agreement”), dated as of August 1, 2011, between The Talbots, Inc. (the “Company”) and Computershare Trust Company, N.A., as Rights Agent, the Board of Directors (the “Board”) of the Company authorized and directed the issuance, and declared a dividend of one common share purchase right (a “Right” and collectively, the “Rights”) for each outstanding share of common stock, par value $0.01 per share (the “Common Shares”), of the Company outstanding as of the close of business on August 12, 2011 (the “Record Date”). In addition, one Right will automatically attach to each Common Share (subject to adjustment) that will become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (each, as defined below).
     The following summary of the principal terms of the Rights Agreement is a general description only and is qualified in its entirety by reference to the detailed terms and conditions set forth in the Rights Agreement. Capitalized terms used but not otherwise defined herein will have meanings given such terms in the Rights Agreement. A copy of the Rights Agreement is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Distribution Date; Exercisability; Expiration; Issuance of Rights Certificates
     Initially, the Rights will be represented by the Company’s Common Share certificates or by the registration of uncertificated Common Shares in the Company’s stock register, if any, and no separate certificates evidencing the Rights (the “Right Certificates”) will be issued. Separate Right Certificates will be mailed to holders of record of the Common Shares as of the close of business on the earlier to occur of (i) the tenth business day following a public announcement or disclosure indicating that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 10% or more of the outstanding Common Shares or such earlier date as a majority of the Board became aware of such acquisition or (ii) the tenth business day (or such later date as the Board may determine prior to such time as any person or group becomes an Acquiring Person) following the commencement of, or first public announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the then outstanding Common Shares (the earlier of such dates being the “Distribution Date”). An Acquiring Person will not include, among other things, any person who or which would otherwise be deemed an Acquiring Person upon the adoption of the Rights Agreement.
     The Rights Agreement provides that, until the Distribution Date, (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference, and the initial transaction statement or subsequent periodic statements with respect to uncertificated Common Shares, if any, that are registered after the Record Date upon transfer or new issuance of such Common Shares will also contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares, or the registration of transfer of ownership in the Company’s share register with respect to uncertificated Common Shares, outstanding as of the

Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate or registration.
     The Rights are not exercisable until the Distribution Date. After the Distribution Date, but prior to the time a person becomes an Acquiring Person, each Right will entitle the registered holder to purchase from the Company one Common Share at a purchase price of $24.00 per Common Share (the “ Purchase Price”), subject to adjustment. The Rights will expire on August 1, 2021 (the “ Final Expiration Date”), unless the Final Expiration Date is amended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.
     As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and thereafter, the separate Right Certificates alone will represent the Rights.
Flip-In
     If a person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions), each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, other similar securities of the Company, cash, or assets of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or were, beneficially owned by any Acquiring Person will be null and void.
Flip-Over
     In the event at any time after a person becomes an Acquiring Person that (i) the Company consolidates or merges with any other person, (ii) any person engages in a consolidation or merger with the Company where the outstanding Common Shares are exchanged for securities, cash or property of the other person and the Company is the surviving corporation or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, proper provision will be made so that each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right.
Exchange
     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, per Right (subject to adjustment).
Redemption
     At any time prior to the Distribution Date, the Board may redeem the Rights, in whole but not in part, at a price of $0.01 per Right (the “ Redemption Price”). The redemption of the Rights may be made effective at such time (the “ Redemption Date”) on such basis with such conditions as the Board, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
No Stockholders’ Rights Prior to Exercise
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
Amendment of the Rights Agreement
     The Board may amend the Rights Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provisions in the Rights Agreement, shorten or lengthen any time period referenced in the Rights Agreement, or to make any other provisions with respect to the Rights which the Board may deem necessary or desirable. However, after the Distribution Date, the Rights Agreement may not be amended in a manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person or its affiliates or associates).

Item 8.01	Other Events.
On August 2, 2011, the Company issued a press release (the “Press Release”) relating to adoption of the Rights Agreement and the declaration of the Rights dividends. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Rights Agreement, dated as of August 1, 2011, between The Talbots, Inc. and Computershare Trust Company, N.A., as Rights Agent.

99.1	Press Release of The Talbots, Inc. dated August 2, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Date: August 2, 2011	By:	/s/ Richard T. O’Connell, Jr.
		Name:	Richard T. O’Connell, Jr.
		Title:	Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Rights Agreement, dated as of August 1, 2011, between The Talbots, Inc. and Computershare Trust Company, N.A., as Rights Agent.

99.1	Press Release of The Talbots, Inc. dated August 2, 2011.